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                                                                   EXHIBIT 10.1

                     THIS MATERIAL CONSTITUTES PART OF THE
                    PROSPECTUS DATED MAY 28, 1996, COVERING
                  THESE SECURITIES, WHICH HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

                         DREXLER TECHNOLOGY CORPORATION

                             1991 STOCK OPTION PLAN


         1. Purposes. Drexler Technology Corporation (hereinafter called the "Company") has adopted this 1991 Stock Option Plan (this "Plan") to enhance the concern of the Company's key employees, officers, directors and consultants in the success of the Company by giving them an ownership interest in the Company, and to give them an incentive to continue their service to the Company.



         2. Stock Subject to Plan. The Company shall reserve 1,920,000 shares of its $0.01 par value Common Stock (hereinafter called the "Shares") to be issued upon exercise of the options which may be granted from time to time under this Plan. In addition, those of the shares reserved for issuance under the Company's 1986 Stock Option Plan on March 1, 1991, (i) which were not then subject to outstanding options or (ii) which were then subject to outstanding options which subsequently lapse, shall also be reserved for issuance pursuant to the exercise of options granted from time to time under this Plan. As it may from time to time determine, the Board of Directors of the Company (hereinafter called the "Board") may authorize that the Shares may be comprised, in whole or in part, of authorized but unissued shares of the Common Stock of the Company or of issued shares which have been reacquired. If options granted under this Plan terminate or expire before being exercised in whole or in part, the Shares subject to those options which have not been issued may be subjected to subsequent options granted under this Plan.



         3. Administration of this Plan. The Board shall appoint a Stock Option Committee (hereinafter called the "Committee") which shall consist of not less than two (2) members of the Board, and, at the election of the Board or if the Board consists of less than two directors, may consist of the entire Board, to administer this Plan. Subject to the express provisions of this Plan and guidelines which may be adopted from time to time by the Board, the Committee shall have plenary authority in its discretion (a) to determine the individuals to whom, and the time at which, options are granted, and the number and purchase price of the Shares subject to each option; (b) to determine whether the options granted shall be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), or non-statutory stock options, or both; (c) to interpret this Plan and prescribe, amend and rescind rules and regulations relating to it; (d) to determine the terms and provisions (and amendments thereof) of the respective option agreements subject to Section 6 of this Plan, which need not be identical, including, if the Committee shall determine that a particular option is to be an incentive stock option, such terms and provisions (and amendments thereof) as the Committee deems necessary to provide for an incentive stock option or to conform to any change in any law, regulation, ruling or interpretation applicable to incentive stock options; and (e) to make any and all determinations which the Committee deems necessary or advisable in administering this Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee may delegate any of the foregoing authority to the President with respect to options granted to or which are held by persons who are neither officers nor directors of the Company.

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         4.      Persons Eligible.  The Committee may grant incentive stock options to key employees of the Company or its subsidiaries (including officers and directors) and non-statutory stock options to key employees or consultants (including officers and directors) of the Company or its subsidiaries. For this purpose, "employee" shall conform to the requirements of Section 422A of the Code, and "subsidiary" means subsidiary corporations as defined in Section 425 of the Code.

                 The aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time during any calendar year (under all incentive stock option plans of the Company or its parent or subsidiaries) shall not exceed $100,000.

         5.      Changes in Capital Structure.

                 a. Effect on this Plan. In the event of changes in the outstanding capital stock of the Company by reason of any stock dividend, stock split or reverse split, reclassification, recapitalization, merger or consolidation, acquisition of 80 percent or more of its gross assets or stock, reorganization or liquidation, the Committee and/or the Board shall make such adjustments in the aggregate number and class of shares available under this Plan as it deems appropriate, and such determination shall be final, binding and conclusive.

                 b. In Outstanding Options. Should a stock dividend, stock split, reverse stock split, reclassification, or recapitalization occur, then the Committee and/or the Board shall make such adjustments in (i) the number and class of shares to which optionees will thereafter be entitled upon exercise of their options and (ii) the price which optionees shall be required to pay upon such exercise as it in its sole discretion in good faith deems appropriate, and such determination shall be final, binding, and conclusive. Notwithstanding the foregoing, such adjustment shall have the result that an optionee exercising an option subsequent to such occurrence would pay the same aggregate exercise price to exercise the entire option and would then hold the same class and aggregate number of shares as if such optionee would have exercised the outstanding option immediately prior to such occurrence.

                 c. In the event of any merger or consolidation of the Company (except with a subsidiary) or any acquisition of 80 percent or more of its gross assets or stock, or any reorganization or liquidation of the Company (an "Event"), the Board shall make arrangements (the "Arrangements") which shall be binding upon the holders of unexpired options then outstanding under this Plan as the Board, in its sole discretion, in good faith determines to be in the best interests of the Company, which determination shall be final, binding, and conclusive. The possible arrangements include, but are not limited to, the substitution of new options for any portion of such unexpired options, the assumption of any portion of such unexpired options by any successor to the Company, the acceleration of the expiration date of any portion of such unexpired options to a date not earlier than thirty (30) days after notice to the optionee, or the cancellation of such portion in exchange for the payment by any successor to the Corporation of deferred compensation to the optionee, in an amount equal to the difference between the fair market value of the Shares subject to such unexpired portion and the aggregate exercise price of the Shares under the terms of such unexpired portion on the date of the Event, in installments which correspond to the vesting schedule of the unexpired option. The Board shall not be obligated to arrange such substitution or assumption to comply with Section 425(a) of the Code or to accelerate the exercisability of a portion of an option when it accelerates the expiration date of such portion. The Board or Committee may from time to time issue guidelines as to what Arrangements it deems appropriate should an Event occur. The guidelines currently issued by the Board of Directors are attached hereto as Attachment A. These guidelines may be changed at any time without notice. Accordingly, optionees


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have no vested right with respect to the Arrangements which may be made upon the occurrence of an Event.

         6. Terms and Conditions of Options. Each option granted under this Plan shall be evidenced by a stock option agreement (hereinafter called "Agreement") which is not inconsistent with this Plan, and the form of which the Committee and/or Board may from time to time determine, provided that the Agreement shall contain the substance of the following:

                 a. Option Price. The option price shall be not less than 100% of the fair market value of the Shares at the time the option is granted, which shall be the date the Committee and/or Board, or its delegate, awards the grant. If the optionee, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all the classes of stock of the Company or of its parent or subsidiaries (a "Principal Shareholder"), the option price of incentive stock options granted such Principal Shareholder shall be not less than 110% of the fair market value of the Shares at the time the option is granted. The fair market value of the Shares shall be determined and the option price of the Shares set by the Committee and/or Board or its delegate in accordance with the valuation methods described in Section 20.2031-2 of the Treasury Regulations.

                 b. Method of Exercise. At the time of purchase, Shares purchased under options shall be paid for in full either (i) in cash, (ii) at the discretion of the Board, with a promissory note secured by the Shares purchased, (iii) at the discretion of the Committee and/or Board, with outstanding stock of the Company at such value as the Board shall determine in its sole discretion to be the fair market value of such stock on the date of exercise in accordance with the valuation methods discussed in Section 20.2031-2 of the Treasury Regulations, or (iv) a combination of promissory note (if permitted pursuant to (ii) above), stock (if permitted pursuant to (iii) above), and/or cash. If outstanding stock is used as payment and such stock was acquired upon prior exercise of an option granted under this Plan or the Company's 575,000 share 1986 Stock Option Plan, then such stock must have been held by the optionee for at least one year subsequent to such prior exercise and two years subsequent to the grant of the prior exercised option. To the extent that the right to purchase Shares has accrued under an option, the optionee may exercise said option from time to time by giving written notice to the Company stating the number of Shares with respect to which the optionee is exercising the option, and submitting with said notice payment of the full purchase price of said Shares either in cash or, at the discretion of the Board and/or Committee as described above, with a promissory note, outstanding stock of the Company, or a combination of cash, promissory note, and/or such stock. As soon as practicable after receiving such notice and payment, the Company shall issue, without transfer or issue tax to the optionee (or other person entitled to exercise the option), and at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates representing such Shares out of authorized but unissued Shares or reacquired Shares of its capital stock, as the Board and/or Committee, or its delegate, may elect, for the number of Shares to be delivered. The time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with such procedures as may, in the opinion of counsel to the Company, be desirable in view of federal and state laws, including corporate securities laws and revenue and taxation laws. If the optionee (or other person entitled to exercise the option) fails to accept delivery of any or all of the number of Shares specified in such notice upon tender of delivery of the certificates representing them, the right to exercise the option with respect to such undelivered Shares may be terminated.

                 c. Option Term. The Committee and/or Board or its delegate may grant options for any term, but shall not grant any options for a term longer than ten (10) years from the date the option is granted (except in the case of an incentive stock option granted to a Principal Shareholder in which

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case the term shall be no longer than five (5) years from the date the option is granted). Each option shall be subject to earlier termination as provided in this section 6 of this Plan.

                 d. Exercise of Options. Each option granted under this Plan shall be exercisable on such date or dates, upon or after the occurrence of certain events, or upon or after the achievement of certain performance milestones (which dates may be accelerated or which occurrences or achievements may be waived in whole or in part or extended at the discretion of the Committee and/or Board or its delegate) and during such period and for such number of Shares as shall be determined by the Committee and/or Board or its delegate. An incentive option granted to a non-officer may not be exercised at any time unless the optionee shall have continuously served, to the extent determined by the Committee and/or Board or its delegate, as an employee of the Company or its subsidiary throughout a period commencing at the date an option is granted and ending no more than three (3) months and no less than thirty
(30) days before an attempted exercise of the option, and, if applicable, unless the Committee and/or Board or its delegate shall determine and notify the optionee in writing that certain events have occurred or certain performance milestones have been achieved.

                 e. Nonassignability of Option Rights. No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the life of an optionee, the option shall be exercisable only by the optionee.

                 f. Effect of Termination of Employment or Death or Disability. In the event the optionee's employment with the Company and/or its subsidiaries ceases, as determined by the Committee, during the optionee's lifetime for any reason, including retirement, any incentive option or unexercised portion thereof granted to a non-officer optionee which is otherwise exercisable shall terminate unless exercised within a period not to exceed three (3) months nor to be less than thirty (30) days of the date on which such employment ceased but not later than the date of expiration of the option period. In the event of the death or disability (as defined in Code
Section 22(e)(3)) of the optionee while employed or within a period not to exceed three months nor to be less than thirty (30) days of the date on which such employment ceases, any option or unexercised portion thereof granted to the optionee, if otherwise exercisable by the optionee at the date of death or disability, may be exercised by the optionee (or by the optionee's personal representatives, heirs or legatees) at any time prior to the expiration of one year from the date of death or disability of the optionee but not later than ten (10) years from the date of grant of such option except that, in the case of an incentive option granted to a Principal Shareholder, not later than five
(5) years from the date of grant of such option.

                 g. Rights of Optionee. The optionees shall have no rights as a stockholder with respect to any Shares subject to an option until the date of issuance of a stock certificate to the optionee for such Shares.
No adjustment shall be made for dividends or other rights of which the record date is prior to the date such stock certificate is issued. Neither this Plan, nor any action or agreement thereunder, shall confer any rights of employment, any rights to election or retention as an officer or director, or any rights to serve as a consultant.

         7. Use of Proceeds. The proceeds from the sale of stock pursuant to options granted under this Plan shall constitute general funds of the Company.

         8. Amendment of Plan. The Board of Directors may at any time amend this Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof absent the optionee's consent, and provided further that any such amendment materially increasing the number of Shares reserved under this Plan, materially altering the persons or class of persons eligible to be granted

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stock options under this Plan, causing options granted to employees and intended to be incentive options under this Plan not to qualify as "incentive stock options" under Section 422A of the Code, or amending this Section 8 shall be subject to shareholder approval. Any amendment to this Plan which would cause the acquisition or disposition of an option granted under this Plan by an officer or director of the Company not to be exempt from the operation of
Section 16(b) of the Securities Exchange Act of 1934 pursuant to rules and regulations promulgated pursuant to such Section, case law or SEC releases or no-action letters interpreting such Section, or new Federal statute or amendments to such Section, shall also be subject to shareholder approval.



         9. Effective Date and Termination of Plan. This Plan was adopted by the Board of Directors on November 30, 1990, and was approved by the shareholders on March 1, 1991. This Plan was most recently amended by the board of directors on May 28, 1996, which amendment was approved by the shareholders on September 20, 1996. The Board may terminate this Plan at any time. If not earlier terminated, this Plan shall terminate November 30, 2000. Termination of this Plan will not affect rights and obligations theretofore granted and then in effect.



                 This Plan, the granting of any option hereunder, and the issuance of stock upon the exercise of any option, shall be subject to such approval or other conditions as may be required or imposed by any regulatory authority having jurisdiction to issue regulations or rules with respect thereto, including the securities laws of various governmental entities.

         10. Automatic Option Grants to Directors. Subject to registration and qualification under federal and state securities laws as is advised by counsel, the Company's current and future directors are hereby granted options under this Plan as follows: (i) on the date of the Company's Annual Meeting of Shareholders, each of the Company's directors who serves as a member of the Stock Option Committee, who is re-elected at such meeting to another term as a director, and who has served the Company as a director for the immediately preceding nine-month period, shall automatically and without any further action by the Board be granted a Non- Statutory Stock Option to purchase 6,000 shares of the Company's Common Stock; and (ii) on the date any person first becomes a director, whether through election by the Company's shareholders or appointment by the Board of Directors to fill a vacancy, each such person shall automatically and without further action by the Board be granted a Non-Statutory Stock Option to purchase 15,000 shares of the Company's Common Stock.

                 The exercise price for such options shall be equal to the trading price of the Company's stock on the date of grant in the over-the-counter market calculated pursuant to subparagraphs (b) and (c) of
Section 20.2031-2 of the Treasury Regulations. The date of grant of an option shall, for all purposes, be the date determined in accordance with the terms of this Section 10. The foregoing options shall be for a term of five years and are to be exercisable as follows: (i) the 6,000 option share grants to re-elected directors shall be immediately exercisable in full; and (ii) the 15,000 option share grants to newly elected or appointed directors shall be exercisable in cumulative increments of one-third each at the end of 24 months, 36 months, and 48 months if the optionee is still a director of the Company or its subsidiaries. Upon the occurrence of an event described in Section 5(b) of this Plan, the number of option shares which a director shall be granted pursuant to the foregoing formula, and the class of stock which is the subject of such option grant, shall be automatically adjusted such that directors receiving an automatic option grant subsequent to the occurrence of such event shall receive the same aggregate number of option shares, and would then hold the same class of stock, as if such director had been granted the option prior to the occurrence of such event.

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                 In the event an automatic option grant(s) pursuant to this
Section 10 would result in option shares having been granted in excess of the number of option shares then remaining available for grant under this Plan, then such option grant(s) shall be made contingent upon a proper amendment to this Plan to accommodate such grants.

                 Notwithstanding Section 8 of this Plan, the foregoing automatic option grant formula may not be amended more than once every six months, other than to comport with changes to the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         11. Limited Authority to Alter Terms of Options. Within the parameters of Section 6 of this Plan, the Board of Directors may, at their discretion, alter the terms of options to be granted pursuant to Section 10 hereof, or which were previously granted pursuant to Section 10 hereof, except insofar as a term relates to (a) the persons eligible to participate in the automatic option grant program, or (b) the timing, pricing, or amount of an option granted or to be granted pursuant to such Section 10.




Attachment:  2 pages

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                     THIS MATERIAL CONSTITUTES PART OF THE
                     PROSPECTUS DATED MAY 28, 1996 COVERING
                  THESE SECURITIES, WHICH HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933


                                  ATTACHMENT A


                         DREXLER TECHNOLOGY CORPORATION
                             COMPENSATION COMMITTEE
                POLICY GUIDELINE FOR ADJUSTMENT OF STOCK OPTIONS
                         IN THE EVENT OF AN ACQUISITION

                               November 30, 1990


Background

         The Company's 1991 Stock Option Plan (the "Plan") presently provides that in the event of a merger or other recapitalization, this Committee or the Board of Directors shall make appropriate adjustments to the terms of the outstanding options. The Plan gives only minor guidance as to what adjustments would be considered "appropriate."

Policy

         (1) In the event of the acquisition of all or substantially all of the Company's assets or capital stock, adjustments are deemed "appropriate" if:

                 (a) The vested portion of options may be exercised prior to the acquisition on not less than 30 days' notice; and

                 (b) Arrangements are made so that subject to continued employment of the optionee with the successor corporation, the unvested portion of options will receive one of the following benefits:

                          (i) A replacement option that can be exercised on the same vesting schedule at the same total exercise price to purchase the stock or other securities of the successor corporation that would have been received had the unvested option shares been outstanding at the time of the acquisition; or

                          (ii) A cash payment made with respect to each option share at the time of vesting equal to the excess of the per-share value paid for the acquisition (whether in cash or in securities of the successor corporation) over the option exercise price.


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         (2)     In the event the employment relationship between the employee and the successor corporation is terminated within one year of the date of the sale of the Company, it is intended that 100% of the remaining unvested portion of all options held by such employee on the date of the sale of the Company would vest and remain exercisable for at least 90 days after the termination, provided that:

                 (a) The employee had been employed by the Company continuously (except for approved leaves of absence) for at least two years prior to the date of the sale of the Company; and

                 (b) The employment relationship of the successor corporation and the employee was not terminated by either:

                          (i)     Resignation by the employee; or

                          (ii) By the successor corporation due to acts of moral turpitude on the part of the employee such as theft, embezzlement, fraud, dishonesty, misappropriation or conversion of funds committed against the Company or successor corporation, or due to the employee's material breach of an agreement with the Company or successor corporation concerning disclosure and ownership of inventions, conflict of interest, or confidentiality of information.

         In the event the successor corporation had not assumed outstanding Company options but rather was paying deferred compensation whenever Company options vested, then the successor corporation would pay the employee the amount corresponding to such accelerated vesting.

Effect

         This policy guideline may be changed at any time by this Committee or the Company's Board of Directors. It does not constitute a part of this Plan. The right of the Company or its successors to terminate the employment of an optionee, with or without cause, shall not be affected by this guideline.


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